UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2019

ChoiceOne Financial Services, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-19202 (Commission File Number)	38-2659066 (IRS Employer Identification No.)
109 E. Division Street Sparta, Michigan (Address of Principal Executive Offices)		49345 (Zip Code)

Registrant’s telephone number, including area code: (616) 887-7366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	COFS	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective at 12:01 a.m. Michigan time on October 1, 2019, pursuant to the Agreement and Plan of Merger dated March 22, 2019 (the “Merger Agreement”), by and between ChoiceOne Financial Services, Inc. (“ChoiceOne”) and County Bank Corp. (“County”), County was merged with and into ChoiceOne, with ChoiceOne as the surviving corporation in the merger (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each share of County common stock was converted into the right to receive 2.0632 shares of ChoiceOne common stock plus cash in lieu of any fractional shares.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to ChoiceOne’s Form 8-K filed on March 25, 2019, and which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors of ChoiceOne

Pursuant to the Merger Agreement and effective as of the effective date of the Merger, the size of ChoiceOne’s board of directors was increased to 14 members, to be comprised of seven persons designated by ChoiceOne and seven persons designated by County. The following persons designated by County were appointed to fill the resulting vacancies, who are in addition to the existing directors of ChoiceOne as set forth below:

Newly-Appointed Directors With Terms Expiring in 2020: Michael J. Burke, Jr. David H. Bush	Existing Directors With Terms Expiring in 2020: Keith D. Brophy Jack G. Henion
Newly-Appointed Directors With Terms Expiring in 2021: Harold J. Burns Patrick A. Cronin Gregory A. McConnell	Existing Directors With Terms Expiring in 2021: Paul L. Johnson Roxanne M. Page
Newly-Appointed Directors With Terms Expiring in 2022: Eric E. Burrough Bruce J. Cady	Existing Directors With Terms Expiring in 2022: James A. Bosserd Nels W. Nyblad Kelly J. Potes

ChoiceOne's Audit Committee will consist of Keith D. Brophy, Harold J. Burns, Patrick A. Cronin, Jack G. Hendon, Gregory A. McConnell, and Roxanne M. Page. ChoiceOne's Personnel

& Compensation Committee will consist of Harold J. Burns, Eric E. Burrough, Jack G. Hendon, and Nels W. Nyblad. ChoiceOne's Governance Committee will consist of James A. Bosserd, Keith D. Brophy, David H. Bush, Patrick A. Cronin, and Paul L, Johnson.

Effective as of the effective date of the Merger, Greg L. Armock and Bradley F. McGinnis resigned from ChoiceOne’s board of directors in order to accommodate the changes to the ChoiceOne board of directors required under the Merger Agreement. There is no disagreement between ChoiceOne and either of Mr. Armock or Mr. McGinnis known to an executive officer of ChoiceOne, as defined in 17 CFR 240.3b-7, on any matter relating to ChoiceOne's operations, policies or practices.

Transition Agreement

Bruce J. Cady, formerly the Chairman and Chief Executive Officer of County, entered into a transition agreement with ChoiceOne, which became effective as of the effective date of the Merger, pursuant to which Mr. Cady joined ChoiceOne’s board of directors and was appointed Vice Chairman of the board. Mr. Cady’s transition agreement provides for his employment with ChoiceOne from the effective date of the Merger until December 31, 2019, with an annual salary of $304,321, prorated for such term of employment. Mr. Cady’s transition agreement also provides him the severance benefits to which he would have been entitled under his existing employment agreement with County, including a payment of $608,642, plus an amount equal to 12 months of health care continuation costs, and the net present value of Mr. Cady’s benefit under County’s Supplemental Executive Retirement Plan, payable in a lump sum following termination of Mr. Cady’s employment. The foregoing description of Mr. Cady’s transition agreement is qualified in its entirety by reference to the complete terms and conditions of the agreement, which was previously filed as Exhibit 10.8 to ChoiceOne's Pre-Effective Amendment No. 2 to Form S-4 Registration Statement, filed with the Commission on August 5, 2019, and which is incorporated herein by reference.

Employment Agreements

Michael J. Burke, Jr. (age 49), formerly a Director and President of County, entered into an employment agreement with ChoiceOne on March 22, 2019 (the “Burke Employment Agreement”), pursuant to which Mr. Burke was appointed the President of ChoiceOne as of the effective date of the Merger. Mr. Burke joined County in December 2016 following the merger of Capac Bancorp, Inc. and County. From February 2012 until December 2016, Mr. Burke served as a director and President/CEO of Capac Bancorp Inc. and CSB Bank. Prior to joining Capac Bancorp Inc. and CSB Bank, Mr. Burke spent 11 years working as an Area Manager for JPMorgan Chase & Co., which involved him managing a team of business bankers that covered three counties in Michigan, including Lapeer County. Mr. Burke is actively involved in the Community Bankers of Michigan organization, including serving in officer positions, which allows him to interact and collaborate with executives from other Michigan banks. Mr. Burke received his Bachelor of Business Administration and Finance degree from the University of Michigan-Flint in 2004. Mr. Burke’s extensive business and banking background, as well as his perspective and institutional knowledge, qualify him to serve as the President of ChoiceOne.

Kelly J. Potes, the President and Chief Executive Officer of ChoiceOne, entered into an employment agreement on September 30, 2019, effective as of the effective date of the Merger (the “Potes Employment Agreement”), pursuant to which Mr. Potes will continue to serve as the Chief Executive Officer of ChoiceOne after the Merger.

The terms of the Potes Employment Agreement and Burke Employment Agreement (together, the “Agreements”) are substantially similar. Under each Agreement, in the event of ChoiceOne’s termination of Mr. Potes or Mr. Burke, as applicable (the "Executive"), without cause, or by the Executive for good reason (each as defined in the Agreements), the Executive will be entitled to continued salary for two years and monthly health care continuation payments for twelve months or until the commencement of new employment. In the event of a change of control and a qualifying termination within six months before or three years after the change in control (excluding the Merger), the Executive will be entitled to a lump-sum cash payment equal to three times their then-current base salary and monthly health care continuation payments for twelve months or until the commencement of new employment. If any payment to be received by the Executive following a change in control is determined to constitute a “parachute payment” as such term is defined in Section 280G(b)(2) of the Code, ChoiceOne will act in good faith to mitigate the impact of Section 280G of the Code such that no “parachute payment” will result. To the extent this effort is unsuccessful, ChoiceOne will reduce the amount of such payment to ensure that the total payments to the applicable Executive do not exceed 2.99 times the Executive's “base amount” as defined in Section 280G(b)(3) of the Code.

The Agreements contain provisions related to non-solicitation and non-competition that generally preclude the Executive, during his time of employment and for a period of 24 months thereafter, from engaging in activities competitive with ChoiceOne in any county in which ChoiceOne or its affiliates has a branch office or loan production office or in any contiguous counties, and from diverting from ChoiceOne any trade or business with any customer or supplier with whom the Executive had contact during his employment, subject to certain conditions and exceptions. The Agreements also require the Executive to maintain the confidentiality of non-public information with respect to ChoiceOne and its affiliates.

Pursuant to the Potes Employment Agreement, Mr. Potes' annual salary will be $360,000 for 2019 and 2020. Pursuant to the Burke Employment Agreement, Mr. Burke's annual salary will be $310,000 for 2019 and 2020. After 2020, the salaries of each of Mr. Potes and Mr. Burke will be subject to annual review and adjustment in accordance with ChoiceOne’s normal procedures. Mr. Potes and Mr. Burke will be eligible to participate in ChoiceOne’s bonus programs and equity-based compensation programs.

Additionally, the Burke Employment Agreement provides that Mr. Burke will be entitled to a transaction bonus payment of $250,000, payable upon completion of the Merger, which payment equals half of the amount to which Mr. Burke would have been entitled under his existing employment agreement with County if he had terminated his employment following completion of the Merger. If Mr. Burke terminates his employment without good reason before December 31, 2020, Mr. Burke will be entitled to the remainder of the amount to which he would have been entitled under his existing employment agreement with County.

The foregoing description of the Potes Employment Agreement is qualified in its entirety by reference to the complete terms and conditions of the Potes Employment Agreement, which is filed as Exhibit 10.1 to this Form 8-K. The foregoing description of the Burke Employment Agreement is qualified in its entirety by reference to the complete terms and conditions of the Burke Employment Agreement, which was previously filed as Exhibit 10.7 to ChoiceOne's Pre-Effective Amendment No. 2 to Form S-4 Registration Statement, filed with the Commission on August 5, 2019, and here incorporated by reference.

Item 5.03	Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, effective as of the effective date of the Merger, the Bylaws of ChoiceOne, as amended, were amended to (i) provide for mandatory retirement of a director after reaching 72 years of age, (ii) add provisions related to the nomination of directors and vacancies on the board of directors, and (iii) provide that the provisions related to the nomination of directors and vacancies on the board of directors may be amended only by the vote of two-thirds of the total authorized directorships. The Bylaws of ChoiceOne, as amended, are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item. 8.01	Other Events.

On October 1, 2019, ChoiceOne issued a press release announcing the completion of the Merger, a copy of which is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

(i)              The financial statements for County required by Item 9.01(a) of Form 8-K for the year ended December 31, 2018 are included under Annex G of ChoiceOne’s Form S-4, filed with the Commission on June 17, 2019, and are incorporated herein by reference.

(ii)            The interim period financial statements for County required by Item 9.01(a) of Form 8-K will be filed no later than 71 calendar days after the date of this report.

(b)	Pro Forma Financial Information.

(i)        The pro forma condensed statement of income for the year ended December 31, 2018 required by Item 9.01(b) of Form 8-K is included in the Form S-4 Registration Statement, filed with the Commission on June 17, 2019, is here incorporated by reference.

(ii)        The interim period pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed no later than 71 calendar days after the date of this report.

(d) Exhibits.

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger between County Bank Corp., and ChoiceOne Financial Services, Inc. dated March 22, 2019. Previously filed as Annex A to ChoiceOne’s Pre-Effective Amendment No. 1 to Form S-4 filed July 26, 2019. Incorporated herein by reference. Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. ChoiceOne Financial Services, Inc. will furnish supplementally a copy of any omitted schedules or similar attachment to the Commission upon request.
3.1	Bylaws of ChoiceOne.

10.1	Employment Agreement between ChoiceOne Financial Services, Inc. and Michael J. Burke, Jr., dated as of March 22, 2019. Previously filed as Exhibit 10.7 to ChoiceOne’s Pre-Effective Amendment No. 2 to Form S-4 filed August 5, 2019. Incorporated herein by reference.
10.2	Employment Agreement between ChoiceOne Financial Services, Inc. and Kelly J. Potes, dated as of September 30, 2019.
10.3	Transition Agreement between ChoiceOne Financial Services, Inc. and Bruce J. Cady, dated as of March 22, 2019. Previously filed as Exhibit 10.8 to ChoiceOne’s Pre-Effective Amendment No. 2 to Form S-4 filed August 5, 2019. Incorporated herein by reference.
99.1	Press release dated October 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 1, 2019	CHOICEONE FINANCIAL SERVICES, INC. (Registrant)

		By:	/s/ Thomas Lampen
Thomas Lampen Its Treasurer